Exhibit 5.1

DENTONS US LLP

2000 McKinney Avenue, Suite 1900

Dallas, Texas 75201

January 10, 2017

Five Oaks Investment Corp.

540 Madison Avenue, 19th Floor

New York, New York 10022

Re:	Registration Statement on Form S-3 (Reg. No. 333-215234)

Ladies and Gentlemen:

We serve as special counsel to Five Oaks Investment Corp., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Reg. No. 333-215234) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale and issuance from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate principal amount or number, as the case may be, of (collectively, the “Offered Securities”): (a) shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”); (b) shares of Preferred Stock, $0.01 par value per share, of the Company to be issued in one or more series (“Preferred Stock”); (c) warrants (“Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities (as defined below) or other securities of the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements; and (d) debt securities of the Company, which may be issued in one or more series (“Debt Securities”) under an indenture, as amended or supplemented from time to time (the “Indenture”), by and between the Company and a trustee to be selected by the Company at or about the time it offers such Debt Securities, with an aggregate public offering price not to exceed $750,000,000. This opinion is being provided at your request in connection with the filing of a pre-effective amendment to the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the Securities Act;

2.          The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

4.          Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Offered Securities, certified as of the date hereof by the Secretary of the Company;

Five Oaks Investment Corp. January 10, 2017 Page 2

5.          A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof;

6.          The form of certificate representing a share of Common Stock, certified as of the date hereof by the Secretary of the Company;

7.          The form of certificate representing a share of Preferred Stock, certified as of the date hereof by the Secretary of the Company; and

8.          A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.          All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.          Prior to the issuance of the Offered Securities, the Pricing Committee will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law, if applicable.

Five Oaks Investment Corp. January 10, 2017 Page 3

6.          The Company will issue the Offered Securities in accordance with the resolutions of the Board and the Pricing Committee and, prior to the issuance of any shares of Common Stock or Preferred Stock, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

7.          Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon the sale and issuance of any shares of Common Stock or Preferred Stock, and will comply with the Charter, the Bylaws and applicable law.

8.          Any Warrants will be issued under a valid and legally binding Warrant Agreement that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

9.          Any Debt Securities will be issued under a valid and legally binding Indenture that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

10.         The underwriting agreements for offerings of the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          With respect to shares of Common Stock, when (a) shares of Common Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the Securities Act, (c) the terms of the sale and issuance of shares of Common Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

Five Oaks Investment Corp. January 10, 2017 Page 4

3.          With respect to shares of Preferred Stock, when (a) shares of Preferred Stock have been duly authorized by the Board, (b) the Registration Statement has become effective under the Securities Act, (c) appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly adopted by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

4.          With respect to any Warrants, when (a) the Registration Statement has become effective under the Securities Act, (b) Warrants and shares of Common Stock, Preferred Stock or other securities, as the case may be, for which Warrants are exercisable have been duly authorized by the Board, (c) a Warrant Agreement relating to Warrants has been duly authorized, executed and delivered by the Company, (d) the terms of Warrants and of their sale and issuance have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, shares of Common Stock, Preferred Stock or other securities, as the case may be, for which Warrants are exercisable will be duly authorized.

5.          With respect to any Debt Securities, when (a) the Registration Statement becomes effective under the Securities Act, (b) Debt Securities have been duly authorized by the Board, (c) the Indenture relating to Debt Securities has been duly authorized, executed and delivered by each party thereto, (d) the terms of Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Debt Securities will be duly authorized.

Five Oaks Investment Corp. January 10, 2017 Page 5

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP
DENTONS US LLP